UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 16, 2011

Date of Report (Date of earliest event reported)

Apollo Global Management, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-35107	20-8880053
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9 West 57th Street, 43rd Floor

New York, New York 10019

(Address of principal executive offices) (Zip Code)

(212) 515-3200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 7.01.	Regulation FD Disclosure and 8.01 Other Events.

On December 16, 2011, Apollo Global Management, LLC (the “Company”) announced that it had agreed to merge Stone Tower Capital, LLC and its related management companies (“Stone Tower”), a leading credit manager with approximately $17 billion of assets under management (“AUM”), into the Company’s capital markets business. The transaction is expected to increase Apollo’s total AUM and capital markets AUM as of September 30, 2011 to approximately $82 billion and $39 billion, respectively, on a pro forma basis.

Stone Tower currently manages approximately $17 billion of AUM including a variety of corporate credit funds through separately managed accounts, credit opportunity funds, and 12 Collateralized Loan Obligations (CLOs) as well as several structured credit funds.

Michael Levitt, Chairman and Chief Executive of Stone Tower, has agreed to join Apollo and its affiliated managers under a five-year employment agreement as Vice Chairman of Apollo Credit Management, Apollo’s credit management business.

The transaction is subject to customary closing conditions, including the receipt of certain client consents, expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Act of 1976, the provision of certain financial information required for the Company to comply with the Securities Exchange Act of 1934, that no material adverse effect has occurred with respect to Stone Tower, and Mr. Levitt continuing to be employed and providing services to Stone Tower as of the closing. In addition, certain investment or collateral management contracts of Stone Tower are tied to the retention of key employees, and the loss of certain of those key employees could allow investors to redeem or terminate such contracts, or remove the managers. The parties intend to add additional persons to the key man provisions of the investment management agreements following the completion of the transaction. However, there can be no assurance that they will be successful in doing so. In the event Mr. Levitt ceases to be employed by Apollo following the transaction for any reason, there can be no assurance that investors in the applicable products will not exercise their rights to terminate Stone Tower’s collateral management agreements if additional or replacement key persons have not been so added. Any such terminations could materially and adversely affect the business and financial performance of Stone Tower or the Company.

A copy of the press release announcing the transaction described above is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

Exhibit 99.1	Press release of Apollo Global Management, LLC, dated December 16, 2011, announcing the proposed merger of Stone Tower into Apollo Global Management’s capital markets business (this exhibit is furnished and not filed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO GLOBAL MANAGEMENT, LLC

Date: December 16, 2011	By:	/s/ John J. Suydam
John J. Suydam
Chief Legal Officer and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press release of Apollo Global Management, LLC, dated December 16, 2011, announcing the proposed merger of Stone Tower into Apollo Global Management’s capital markets business (this exhibit is furnished and not filed).